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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        August 18, 2000
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                        Titan Motorcycle Co. of America
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               (Exact Name of Registrant as Specified in Charter)

           Nevada                  000-24477                    86-0776876
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(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)               Identification No.)

2222 West Peoria Avenue, Phoenix, Arizona                               85029
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code       (602) 861-6977
                                                   -----------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     Director Resignations

     Titan Motorcycle Co. of America (the "Company") announced today that its two outside directors, Harry H. Birkenruth and H.B. Tony Turner, resigned on Friday, August 18, 2000. The Company currently is searching for candidates to fill the vacancies on its Board of Directors. There is no assurance that the Company will be successful.

     As described in previous reports on Form 8-K filed on July 20, 2000 and on August 21, 2000, Titan was notified by Nasdaq that it was not in compliance with the certain requirements to maintain its listing on the Nasdaq SmallCap Market. Titan has responded to Nasdaq's inquiries and provided a plan of compliance, although, as of the date of this report, Nasdaq has not responded. Nasdaq maintenance criteria also require that a listed Company maintain at least two independent directors. If the Company is unsuccessful in filling the vacancies left by the resignations of its two previous independent directors, it may be in further jeopardy of delisting by Nasdaq.

     If Titan is delisted, it will constitute a default under the terms of the Securities Purchase Agreements covering the convertible debentures recently issued by Titan and the Series A, Series B and Series C Convertible Preferred Stock. As a result, Titan may be required to redeem the debentures or the Convertible Preferred Stock at a time when it does not have sufficient funds to do so. In this case, Titan may be forced into liquidation or reorganization under the federal bankruptcy laws.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Titan Motorcycle Co. of America


                                       /s/ Francis S. Keery
                                       ------------------------
                                       Francis S. Keery
                                       Chief Executive Officer



Dated: August 23, 2000




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